Exhibit 99.1

NETLIST REPORTS THIRD QUARTER 2014 RESULTS

IRVINE, CALIFORNIA, November 11, 2014 - Netlist, Inc. (NASDAQ: NLST), a leading provider of high performance memory solutions for the cloud computing and storage markets, today reported financial results for the third quarter ended September 27, 2014.

Revenues for the three months ended September 27, 2014, were $4.8 million, compared to revenues of $4.3 million for the third quarter ended September 28, 2013.  Gross profit for the three months ended September 27, 2014, was $1.1 million, or 23.2 percent of revenues, compared to a gross profit of $0.4 million, or 9.2 percent of revenues for the third quarter ended September 28, 2013.

The adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) loss was ($3.0) million for the third quarter ended September 27, 2014, compared to an adjusted EBITDA loss of ($2.0) million for the prior year period.

Net loss for the third quarter ended September 27, 2014, was ($4.1) million, or ($0.10) loss per share, compared to a net loss in the prior year period of ($3.1) million, or ($0.10) loss per share.  These results include stock-based compensation expense of $505,000 for the third quarter of 2014, compared to $441,000 for the third quarter of 2013.

Commenting on the results, C.K. Hong, Netlist’s Chief Executive Officer, stated, “The third quarter results reflect our continuing investments in the three strategic areas of our business — proliferation of our NVvault™ product line into the cloud computing space, development of HyperVault, the fastest next generation hybrid memory solution and the monetization of our intellectual property assets. We saw tangible evidence of progress in each of these areas as we achieved NV qualifications in a number of new customers, reached important milestones in the development of HyperVault and motioned for a preliminary injunction against the ULLtraDIMM product in our year-long trade secrets case in the Northern District of California. We remain confident that the continued investments in these key areas will unlock the value of our products and intellectual property assets, and position the company for the long term.”

Revenues for the nine months ended September 27, 2014, were $16.7 million, compared to revenues of $15.3 million for the nine months ended September 28, 2013.  Gross profit for the nine months ended September 27, 2014, was $4.1 million, or 24.4 percent of revenues, compared to a gross profit of $1.2 million, or 7.9 percent of revenues, for the nine months ended September 28, 2013.

Net loss for the nine months ended September 27, 2014, was ($9.6) million, or ($0.24) loss per share, compared to a net loss in the prior year period of ($9.2) million, or ($0.30) loss per share.  These results include stock-based compensation expense of $1.6 million and $1.2 million for the nine month periods ended September 27, 2014 and September 28, 2013, respectively.

As of September 27, 2014, cash and cash equivalents and restricted cash were $15.2 million, total assets were $22.1 million, working capital was $13.5 million, total debt, net of debt discounts, was $5.6 million, and stockholders’ equity was $10.1 million.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, November 11, 2014 at 5:00 p.m. Eastern Time to review the company’s results for the third quarter ended September 27, 2014.  The dial-in number for the call is 1-412-858-4600.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, stock-based compensation and net other expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

Adjusted EBITDA loss is a non-GAAP measure in which the net interest expense, provision for income taxes, depreciation, amortization, stock-based compensation and net other expense are added back to the GAAP basis loss. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the condensed consolidated financial statements portion of this release under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.”

About Netlist:

Netlist, Inc. designs and manufactures high-performance, logic-based memory subsystems for server and storage applications for cloud computing. Netlist’s flagship products include NVvault™ and EXPRESSvault™ family of products that significantly accelerate system performance and provide mission critical fault tolerance, HyperCloud®, a patented memory technology that breaks traditional performance barriers, and a broad portfolio of industrial Flash and specialty memory subsystems including VLP (very low profile) DIMMs and Planar-X RDIMMs. Netlist has steadily invested in and grown its worldwide IP portfolio, which now includes 51 issued or granted patents and more than 30 U.S. and foreign pending patent applications in the areas of high performance memory and hybrid memory technologies.

Netlist develops technology solutions for customer applications in which high-speed, high-capacity, small form factor and efficient heat dissipation are key requirements for system memory. These customers include OEMs, hyperscale datacenter operators and storage vendors that design and build tower, rack-mounted, and blade servers, high-performance computing clusters, engineering workstations and telecommunications equipment. Founded in 2000, Netlist is headquartered in Irvine, CA with manufacturing facilities in Suzhou, People’s Republic of China. Learn more at www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, risks associated with the launch and commercial success of our products, programs and technologies; the success of product partnerships; continuing development, qualification and volume production of EXPRESSvault™, NVvault™, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of the anticipated decrease in sales to our key customer; our ability to leverage our NVvault™ technology in a more diverse customer base; the rapidly-changing nature of technology; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined by the United States Patent and Trademark office; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in the Company’s and its customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K filed on March 18, 2014, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time. Except as required by law, Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Mike Smargiassi or Jenny Perales	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 986-6667	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	(unaudited)	(audited)
	September 27,	December 28,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$14,120	$6,701
Restricted cash	1,100	1,100
Accounts receivable, net	3,074	4,866
Inventories	2,392	2,620
Prepaid expenses and other current assets	671	823
Total current assets	21,357	16,110

Property and equipment, net	516	1,143
Other assets	197	422
Total assets	$22,070	$17,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,475	$3,795
Accrued payroll and related liabilities	775	635
Accrued expenses and other current liabilities	572	533
Accrued engineering charges	500	500
Current portion of long-term debt, net of debt discount	1,512	—
Total current liabilities	7,834	5,463
Long-term debt, net of current portion and debt discount	4,077	5,099
Other liabilities	98	100
Total liabilities	12,009	10,662

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value - 90,000 shares authorized; 41,480 (2014) and 31,776 (2013) shares issued and outstanding	41	31
Additional paid-in capital	117,077	104,469
Accumulated deficit	(107,057)	(97,487)
Total stockholders’ equity	10,061	7,013
Total liabilities and stockholders’ equity	$22,070	$17,675

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013

Net sales	$4,791	$4,289	$16,679	$15,318
Cost of sales(1)	3,678	3,896	12,602	14,112
Gross profit	1,113	393	4,077	1,206
Operating expenses:
Research and development(1)	2,997	1,641	7,274	4,941
Selling, general and administrative(1)	1,782	1,554	5,185	4,880
Total operating expenses	4,779	3,195	12,459	9,821
Operating loss	(3,666)	(2,802)	(8,382)	(8,615)
Other expense, net:
Interest expense, net	(393)	(324)	(1,181)	(542)
Other expense, net	—	(8)	(5)	(8)
Total other expense, net	(393)	(332)	(1,186)	(550)
Loss before provision for income taxes	(4,059)	(3,134)	(9,568)	(9,165)
Provision for income taxes	—	7	2	9
Net loss	$(4,059)	$(3,141)	$(9,570)	$(9,174)
Net loss per common share:
Basic and diluted	$(0.10)	$(0.10)	$(0.24)	$(0.30)

Weighted-average common shares outstanding:
Basic and diluted	41,472	31,268	39,911	30,599

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$13	$13	$42	$37
Research and development	179	162	548	440
Selling, general and administrative	313	266	961	768

Netlist, Inc. and Subsidiaries

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA Loss and Adjusted EBITDA Loss

(in thousands)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013

GAAP net loss	$(4,059)	$(3,141)	$(9,570)	$(9,174)

Interest expense, net	393	324	1,181	542
Provision for income taxes	—	7	2	9
Depreciation and amortization	187	353	722	1,166
EBITDA loss	(3,479)	(2,457)	(7,665)	(7,457)

Stock-based compensation	505	441	1,551	1,245
Other expense, net	—	8	5	8

Adjusted EBITDA loss	$(2,974)	$(2,008)	$(6,109)	$(6,204)